Investor Presentation August 30, 2016 EXHIBIT 99.1

Cautionary Statement Regarding Forward Looking Information and Other Matters This document and the remarks made within this presentation may include, and officers and representatives of American International Group, Inc. (AIG) may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include: changes in market conditions; negative impacts on customers, business partners and other stakeholders; the occurrence of catastrophic events, both natural and man-made; significant legal proceedings; the timing and applicable requirements of any new regulatory framework to which AIG is subject as a nonbank systemically important financial institution and as a global systemically important insurer; concentrations in AIG’s investment portfolios; actions by credit rating agencies; judgments concerning casualty insurance underwriting and insurance liabilities; AIG’s ability to successfully manage run-off insurance portfolios; AIG’s ability to successfully reduce costs and expenses and make business and organizational changes without negatively impacting client relationships or AIG’s competitive position; AIG’s ability to successfully dispose of, or monetize, businesses or assets; judgments concerning the recognition of deferred tax assets; judgments concerning estimated restructuring charges and estimated cost savings; and such other factors discussed in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, Part I, Item 2. MD&A and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and Part II, Item 7. MD&A and Part I, Item 1A. Risk Factors in AIG’s Annual Report on Form 10-K for the year ended December 31, 2015. AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. This document and the remarks made orally may also contain certain non-GAAP financial measures. The reconciliation of such measures to the most comparable GAAP measures in accordance with Regulation G is included in the Second Quarter 2016 Financial Supplement available in the Investor Information section of AIG's corporate website, www.aig.com, as well as in the Appendix to this presentation. Nothing in this presentation or in any oral statements made in connection with this presentation is intended to constitute, nor shall it be deemed to constitute, an offer of any securities for sale or the solicitation of an offer to purchase any securities in any jurisdiction.

Vision for AIG “Today, AIG announces steps to narrow its focus, improve its financial performance, and return capital to shareholders. While we take these steps to maximize shareholder value, we continue to think holistically about all of our stakeholders. Importantly, we are committed to being our clients’ most valued insurer.” Peter D. Hancock, President and CEO “AIG is committed to serving all its stakeholders by: i) delivering first quartile total shareholder return to its shareholders, ii) providing risk expertise and dependable long-term balance sheet strength for its customers, iii) having a culture of strict adherence to both the letter and spirit of regulatory requirements; and iv) maintaining an environment that attracts and retains world class employees.” “Over the past several years, AIG has had superior total shareholder returns, and tens of billions of dollars have been unlocked for shareholders. The Board and management are committed to continuing to deliver shareholder value.” Douglas M. Steenland, Non-Executive Chairman

AIG Announces Actions to Create a Leaner, More Profitable and Focused Insurer

2016-2017 Board Approved Actions

Strategic Actions	• Return at least $25 bn of capital to shareholders • Pursue an active divestiture program, including the announced agreement to sell 100% of UGC to Arch Capital Group Ltd. and the completed sale of AIG Advisor Group, while preserving the value of deferred tax assets • Could consider separation of even larger modular business units of the Commercial and Consumer segments over time with deferred tax asset (DTA) utilization, contingent on improvements in the credit risk profile and operating performance
Organizational Changes	• Reorganizing operating model into "modular", self-contained business units to enhance transparency and accountability, driving performance improvement and strategic flexibility over time • Introduce new Legacy Portfolio, including the 24% capital allocated, to enhance transparency and highlight the progress to over 10% Normalized ROE(1) by 2017 for Operating Portfolio
Operating Improvements	• Reduce firmwide general operating expenses, operating basis, on a gross basis(1) by $1.6 bn • Improve Commercial P&C accident year loss ratio, as adjusted(1), by 6 points to ~60% by 4Q17(2)

AIG

Notes:
(1) Non-GAAP financial measure. See appendix.
(2) Target represents fourth quarter exit run rate.

4

Clear and Achievable Financial Targets Operating Portfolio Legacy Portfolio (1) Consolidated ~$14 bn $23 bn 10.3 - 10.7% 9.3 - 9.7% ~9% 8.4 - 8.9% (2) (2) Notes: (1) Legacy Portfolio assets may evolve over time. (2) Normalized ROE excluding AOCI & DTA, a non-GAAP financial measure. Operating Portfolio normalized ROE adjusted for allocation of Corporate GOE and pushdown of parent debt. See appendix. (3) Average Shareholders’ Equity excluding AOCI & DTA and adjusted for the allocation of Corporate GOE and pushdown of parent debt to the Operating Portfolio; non-GAAP financial measure. (2) (2) Normalized ROE of ~9% by 2017, reflecting 10.3 - 10.7% in the Operating Portfolio Legacy Portfolio (1) is a source of capital release totaling ~$9 bn by 2017 (3) (3)

Progress On Financial Targets

Objective	FY 2016 Target	YTD June 30, 2016	Selected 2Q Actions
Reduce GOE, Operating Basis	6% Reduction (~$700mm)	11%[1] ($637mm)	▪ The expense decline in 2Q16 reflected our actions to reduce employee-related expenses and professional fees
Increase Normalized ROE	8.4 - 8.9%	8.8%	▪ Normalized ROE benefited from improved Property Casualty accident year loss ratio, as adjusted, reduced GOE, operating basis, and active capital management
Grow Book Value per Common Share, ex. AOCI & DTA[2]	14 - 16%	4%	▪ BVPS, ex. AOCI & DTA, including dividend growth, of $61.78 increased 5% for 2Q16 reflecting net earnings and accretive share repurchases
Return Capital to Shareholders	$25B through 2017	$7.2B	▪ Share repurchases, warrant repurchases, and dividends paid totaled $3.2 billion in 2Q16 ▪ As of August 2, 2016, YTD share repurchases were $6.9 billion
Improve Property Casualty AYLR, As Adjusted	~62[3]	62.4[3]	▪ Continued execution of our strategy to enhance risk selection ▪ Strong progress in remediating and re-pricing the U.S. Casualty business ▪ Execution of reinsurance agreements

AIG

1) On a constant dollar basis.
2) Adjusted for dividend growth.
3) Represents quarter-end exit run rate.

6

Reducing Exposure to Market Sensitive Assets As part of our on-going de-risking and divestiture of legacy assets, AIG has reduced its overall exposure from assets that are recorded at fair value through earnings by over 40% (or $19B) since 2010. The decline has come primarily from the wind down of the Legacy DIB/GCM portfolio as well as other non-core legacy investments (e.g. AerCap and PICC shares). While the nature of these investments results in quarterly volatility, we expect our actions to result in a higher quality and a more sustainable source of earnings. During the six months ended June 30, 2016 we reduced our hedge fund portfolio by $1.4 billion as a result of redemptions received during the period consistent with our planned reduction of exposure to that asset class. We remain on track to meet our targeted reductions by the end of 2017. Market Sensitive Assets as a % of Total Invested Assets* Annualized Return on Market Sensitive Assets * As of quarter-end.

Impact of Low Interest Rate Environment Estimates are based on a 100 bps reduction of the 10-year U.S. Treasury yield from the January 26th plan of 2.6% to 1.6% in 2017. Amounts presented do not include the potential impact from changes in actuarial assumptions (e.g., DAC unlocking) or change in Workers’ Compensation discount as they are not included in the computation of Normalized ROE. 100 bps reduction in interest rates1,2 2H’16 FY 2017 Normalized Pre-tax Operating Income < ($100) mm ($250 - $350) mm Normalized ROE < (10) bps (25 – 35) bps Business Impacted Considerations for Inforce ALM Key Actions for New Business Long-tail Casualty Assets generally longer than liabilities so limited impact Continued focus on pricing, risk selection and rate Variable Annuities Interest rate risk on living benefits fully hedged Manageable risk due to strong pricing, product discipline and risk management Focus on maintaining VoNB margins and expense management while volumes likely decline Fixed Annuities Disciplined ALM matching, impact is 2-4 basis points per quarter on net spreads 72% of the book is at guaranteed minimum rates Life Potential ALM mismatch on the long-end of the curve due to limited investable assets Limited new origination in Whole Life and UL in current environment Legacy Structured Settlements Potential ALM mismatch on the long-end of the curve due to limited investable assets Historical gains harvesting N/A

Return Significant Capital to Our Shareholders in 2016-2017 Projected Sources for 2016-2017 Capital Return Goal ($ bn) Return at least $25 bn of capital to shareholders through dividends and share repurchases Capital return goal can be achieved notwithstanding strengthening of reserves in 4Q’15 (3) (4) Notes: (1) Dividends and tax-sharing payments (including monetization of deferred tax asset) to Parent, net of Parent operating expenses, debt interest expense, and capital contributions. (2) Includes 19.9% IPO of UGC. (3) Series of reinsurance transactions on certain books of life insurance liabilities in process. (4) Contingent on improvements in operating performance and interest coverage. (5) Plan to monetize a significant portion of our hedge fund investments to reduce capital charges and increase projected distributions. (5) (1) (2) (As presented on January 26, 2016)

General Operating Expense, Operating Basis, Reductions Targeting $1.6B of Gross GOE, Operating Basis, Reductions or $1.4B of Net GOE Reductions, Operating Basis, by 2017 from GOE, Operating Basis, of $11.1B for full year 2015 ($ in Millions) 1H’15 vs. 1H’16 ê11% GOE, operating basis, reductions in 1H’16 were primarily driven by staff reductions, rationalized employee benefits, and professional fee reductions. The second half 2016 expense comparisons are expected to slow due to the second half 2015 actions taken. $5,726 $58 $356 $250 $5,668 $31 $5,031

Organizational Transparency

Modular operating model and new Legacy Portfolio to enhance transparency and accountability

New Legacy Portfolio to consist of non-strategic assets, including tax attribute DTA, businesses and products AIG intends to exit and select low returning legacy insurance products

	Operating Portfolio	Legacy Portfolio (1)
Objectives	Operating ROE improvement across modular, focused business units	Value-maximization and capital release from monetizing or running off non-strategic assets
Business / Assets	▪ 9 modular business units within Commercial and Consumer initially ▪ Commercial – Liability and Financial Lines – Property and Special Risks – U.S. Commercial – Europe Commercial ▪ Consumer – U.S. Individual Retirement – U.S. Group Retirement – Life, Health and Disability – Personal Insurance (P&C) – Japan	▪ Tax attributes (DTA) ▪ Discontinued / run-off businesses and businesses AIG intends to exit – Advisor Group – P&C run-off portfolios (2) – Life run-off portfolios ▪ Pre-2012 Structured Settlements ▪ Non-strategic legacy assets – Life settlements – ML III equity – PICC stake held by Parent – Former DIB/GCM – Legacy GRE portfolio
Adj. Equity (3):	$54 bn	$17 bn (ex. AOCI & DTA) $34 bn (ex. AOCI & incl. DTA)
2015 Normalized ROE(4):	~7.5% (after-tax) ~11.5% (pre-tax)	~5% (ex. AOCI & DTA) ~3% (ex. AOCI & incl. DTA)

Notes: (1) Legacy Portfolio assets may evolve over time. (2) Could include select U.S. Casualty and Specialty products. (3) Shareholders' Equity excluding AOCI and DTA and adjusted for leverage as of December 31, 2015; non-GAAP financial measure. (4) Normalized ROE excluding AOCI & DTA, a non-GAAP financial measure, adjusted for allocation of Corporate GOE and pushdown of parent debt; estimate for full year 2015. Preliminary estimates based on current attribution of businesses to Operating and Legacy Portfolios together with current assumption of internal leverage which could change over time.

AIG

11

UGC – Agreed to sell 100% of UGC to Arch Capital Group Ltd. in August 2016 AIG Advisor Group – completed sale to Lightyear Capital and PSP Investments in May 2016 Divestitures – No Sacred Cows Announced Divestitures Does the business help us... Meet or exceed the cost of capital? Create diversification benefits, capital efficiencies or scale economies? Maintain a competitive advantage? Create client specific insight and risk expertise through proprietary data, analytics and research? Enhance our ability to serve clients? Optimize free cash flow profile to support active capital management? Preserve strong credit ratings and key stakeholder relations? Maximize value of deferred tax asset? Strategic Framework for Evaluating Divestitures Specific actions taken and a clear framework for future transactions If the answer is “no” to some or a majority of these questions, then we will explore alternatives, including exiting such businesses opportunistically and to maximize value

Continued Improvement in Commercial Insurance Property Casualty Accident Year Loss Ratio, As Adjusted Commercial Insurance Property Casualty Accident Year Loss Ratio, As Adjusted, (Adjusted For 2012-2015 Prior Year Development)

Commercial Insurance – Property Casualty Accident Year Loss Ratio, As Adjusted, Dispersion1 The comparison is based on the same product set definition as FY15.

Commercial Insurance – Operating Actions

Actions to sharpen Commercial focus will improve profitability

Reinsurance	▪ Expand current utilization of reinsurance and other risk mitigating strategies to further enhance capital efficiencies
Client Focus	▪ Refine our focus on client segmentation
Risk Selection	▪ Accelerate micro-segmentation to improve the quality of remaining risks
Portfolio "Exits"	▪ Exit or remediate targeted sub-segments of underperforming portfolios
Geographic Footprint	▪ Narrow geographic footprint while continuing to maintain and improve multinational capabilities

Commercial GPW for Clients Purchasing at Least One U.S. Casualty Policy



80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Gross Premiums Written
Take Action
Maintain and Improve
Grow
1 Product
2 Products
3-4 Products
5 or more

Note: Figures are for full year 2015.

% of Clients	78%	5%	5%	12%

Successful execution in these areas and other AIG-wide initiatives expected to produce the following benefits by 2017 compared to 2015:

Accident year loss ratio, as adjusted(1), improvement of 6 points

~+$1.2 bn PTOI

Notes: (1) On a fourth quarter exit run rate basis. See appendix for further discussion of Non-GAAP financial measure.

15

Consumer Insurance – Operating Actions

Actions to sharpen Consumer focus will improve profitability

U.S. Retirement
- Absorb impact of DOL[1] rules; invest in most attractive post-DOL opportunities across the market

Leverage Successes
- Expand on successes in High Net Worth and Service businesses

Reduce Footprint
- Reduce Personal Insurance footprint to 15 countries for individual products

Reinsurance
- Expand reinsurance utilization for inefficient segments of U.S. Life business

Japan
- Achieve a large majority of benefits from transformation of Japan

Number of Countries Selling Personal Insurance

	2010A	2015A	2017E
Individual	71	62	15
Group	81	66	35

Successful execution in these areas and other AIG-wide initiatives expected to produce the following benefit by 2017 compared to 2015:

~+$0.8 bn PTOI

AIG

Notes: (1) Department of Labor.

16

Reserves – Non-Life Insurance Companies Business mix shift to shorter-tail lines expected to reduce net reserves Reduction in outstanding loss reserves for long-tail reserve segments expected to reduce reserve variability Note: Allocation by accident year for illustration purposes only and subject to change. Net reserves presented above are shown before the effect of a $2.9 billion loss reserve discount. Net loss reserves for the Non-Life Insurance Companies includes Property Casualty, Personal Insurance, Mortgage Guaranty and run-off Non-Life Insurance Companies’ businesses. Total Net Reserves $62.5 Billion at June 30, 2016 2005 and Prior 2011-2016 2006-2010 Casualty Financial Lines Specialty Property Mortgage Guaranty Personal Lines 4% Accident & Health 3% Other Run-Off Lines - 10% By Accident Year By Line of Business Business Mix Shift Away from Long-Tail Casualty Lines and Accelerated Commutation of Legacy Portfolios (Especially 2005 and Prior) Are Expected to Reduce Reserve Variability

Deferred Tax Assets As of 12/31/14 As of 12/31/15 ($ in Billions) Type Gross Attributes Deferred Tax Asset Gross Attributes Deferred Tax Asset Utilization/Expiration Net Operating Loss Carryforwards Non-Life & Life $29.4 $10.3 $32.6 $11.4 Utilize against Non-Life Insurance Companies, Corporate & Other and up to 35% of Life Insurance Companies income 2028 – 2031 expiration Net operating loss carryforwards increased in 2015 as a result of current year taxable losses of Non-Life companies, primarily attributable to the reserve strengthening during 2015 Foreign Tax Credits General $5.9 $5.3 Utilize against tax liability on remaining Life Insurance Companies income 2016–2023 expiration Foreign tax credit carryforwards were utilized in 2015, primarily as a result of Life Insurance Companies income Subtotal – U.S. Tax Attributes 16.2 16.7 Other Deferred Tax Assets/(Liabilities)1 2.5 3.3 Net Deferred Tax Assets $18.7 $20.0 Diversified Operating Platform Allows For Utilization of Valuable Tax Attributes General Business Credits of $0.3B and $0.4B for 2014 and 2015, respectively, are included in Other DTA/(L). Balance at 12/31/15 is net of a $1.2B valuation allowance related to unrealized losses on available for sale securities.

Impact of Potential Separation on DTA

- A separation of AIG's life business would impair the value of AIG's tax attribute DTAs
  - Without Life income, FTCs generally cannot be used as credits since NOLs must be used first
  - Without Life income, NOL usage would slow down, reducing the value of the tax attribute DTAs
  - A taxpayer may elect, on a year-to-year basis, to treat foreign taxes paid as a deduction at 35% rather than an FTC at 100%
    - However, AIG has already received substantial benefits (in excess of 35%) from FTCs from some prior years and AIG would have to reverse those benefits under IRS rules to claim the deductions
    - As a result, AIG estimates that no more than $3.1 bn of its FTCs can be used as deductions without incurring a cost in excess of the benefit (1)
- AIG continually evaluates additional strategies to optimize utilization of tax attribute DTAs that could be developed and implemented prior to or subsequent to any hypothetical separation
- AIG estimates a significant loss in present value of tax attribute DTAs from the separation of the life business. Over time, as AIG implements its business strategies and utilizes tax attributes, the potential value lost in a separation would be reduced

Estimated Loss in Present Value (1)				
Total NPV of Tax Attribute DTA	$15.5 bn @ 2.25% Discount Rate (2)		$12.3 bn @ 10% Discount Rate (3)	
Separation Date	% of Total Tax Attribute DTAs Lost	Estimated Loss ($ bn)	% of Total Tax Attribute DTAs Lost	Estimated Loss ($ bn)
Early 2016	30%	4.6	39%	4.8
1/1/2017	22%	3.4	29%	3.5
1/1/2018	13%	2.1	16%	2.0

AIG

Notes: (1) This forecast is based on assumptions about the timing of implementation and size of business and tax strategies, future macroeconomic and AIG-specific conditions and events, and other matters. To the extent actual experience differs or strategies are implemented or abandoned, AIG's taxes and the timing of utilization of AIG's tax attributes could be materially affected. (2) Approximate 10-Year US Treasury yield. (3) Illustrative cost of equity.

19

AIG’s Risk Profile Total Assets ($ bn) Total Gross Notional Derivatives ($ bn) (1) Leverage Ratio (x) (2) VA Assets / Total Equity (3) Source: Company filings. Notes: Figures are as of June 30, 2016. (1) Calculated as sum of the gross notional amounts of derivative assets and liabilities. AIG data includes derivatives for portfolio hedging purposes. (2) Calculated as Total Assets ex. Separate Account Assets / Shareholders’ Equity. (3) MetLife total variable assets figure as of 3/31/2016, as reported in a J.P. Morgan 5/24/16 Equity Research report. AIG has a lower risk profile than other non-bank SIFIs across key metrics 20

Strong Capital Position

Capital Structure ($ in Billions)



$109.4
$1.3
$17.9
$90.2
$112.2
$0.9
$20.8
$90.5
Dec. 31, 2015
June 30, 2016
Total Equity
Financial Debt1
Hybrids

Capital Return ($ in Millions)

	2Q16	1H'16
Share repurchases	$2,762	$6,248
Warrant repurchases	90	263
Dividends paid	350	713
Total	$3,202	$7,224

Risk Based Capital Ratios[2]

Year-end	Domestic Life Insurance Companies	Domestic Non-Life Insurance Companies
2014	534% (CAL)	432% (ACL)
2015	502% (CAL)	403%[3] (ACL)

Ratios:	Dec. 31, 2015	June 30, 2016
Hybrids / Total capital	1.2%	0.8%
Financial debt / Total capital	16.3%	18.6%
Total Hybrids & Financial debt / Total capital	17.5%	19.4%

Credit Ratings[4]

	S&P	Moody's	Fitch	A.M. Best
AIG – Senior Debt	A-	Baa1	BBB+	NR
AIG Non-Life – FSR	A+	A2	A	A
AIG Life – FSR	A+	A2	A+	A

- Additional $698 million of share repurchases through August 2, 2016.

1) Includes AIG notes, bonds, loans and mortgages payable, and AIG Life Holdings, Inc. (AIGLH) notes and bonds payable, and junior subordinated debt.
2) The inclusion of RBC measures is intended solely for the information of investors and is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. ACL is defined as Authorized Control Level and CAL is defined as Company Action Level. RBC ratio for Domestic Life Insurance Companies excludes holding company, AGC Life Insurance Company.
3) Reflects $2.9B capital contribution to Non-Life Insurance Companies on January 25, 2016 as a result of the 4Q15 reserve strengthening.
4) As of the date of this presentation, all ratings have stable outlooks, except for S&P ratings on AIG, Inc., which have a negative outlook. For Non-Life Insurance Companies FSR and Life Insurance Companies FSR, ratings only reflect those of the core insurance companies.

AIG

21

Parent Liquidity ($ in Billions) Changes in Parent Liquidity $7.1 Unencumbered Securities $4.1 Cash & S/T Inv. $3.0 Includes: Non-Life = ~$1.0B Life = ~$0.7B Tax Pmts = ~$1.1B Parent Liquidity at June 30, 2016 of $6.7 billion is within our target range of $6-8 billion. Proceeds from legacy assets of $0.5 billion in 2Q16 ($4.3 billion over last three quarters), which partially funded capital return to shareholders. $0.8 $0.5 ($3.2) ($0.4) ($0.9) $2.81 $6.7 Unencumbered Securities $4.7 Cash & S/T Inv. $2.0 2 Includes distributions from Non-Life companies of $448 million from the sale of shares in PICC Property and Casualty Company Limited and distributions from Life companies of $315 million from the sale of AIG Advisor Group. Includes $440 million of proceeds from the sale of PICC Group shares to the Non-Life companies.

Book Value Per Share, Ex. AOCI & DTA, Including Dividend Growth Growth of 5% in 2Q16 (4% in 1H’16) Primarily represents net realized capital gains. $59.05 Book Value Per Common Share, ex. AOCI & DTA, including Dividend Growth $0.98 $0.70 $1.07 $0.18 ($0.08) ($0.12) $61.78 1

Normalized Return On Equity Expansion Underwriting Improvement, Expense Management and Active Capital Management Drives Normalized ROE Expansion Primarily represents GOE, operating basis, reductions and improved Property Casualty accident year loss ratio, as adjusted. Largely driven by share and warrant repurchases and dividends. Normalized Return On Equity 6.7% 8.8% 2 1 1.6% 1.2% (0.4%) (0.3%)

Life Insurance Companies – Invested Assets Includes intercompany invested assets that are eliminated in consolidation. Total Portfolio Composition Total Cash & Invested Assets as of June 30, 2016 - $213.7 billion (1) Bond Portfolio - $173.1 billion By Agency Credit Rating By NAIC Ratings Total Portfolio Composition Bond Portfolio - $160.7 billion Total Cash & Invested Assets as of June 30, 2015 - $199.0 billion (1) By Agency Credit Rating By NAIC Ratings

Non-Life Insurance Companies – Invested Assets Includes intercompany invested assets that are eliminated in consolidation. Total Portfolio Composition Total Cash & Invested Assets as of June 30, 2016 - $115.7 billion (1) Bond Portfolio - $89.0 billion - by Agency Credit Rating Total Portfolio Composition Bond Portfolio - $92.4 billion - by Agency Credit Rating Total Cash & Invested Assets as of June 30, 2015 - $118.9 billion (1)

As of 12/31/2012 – Total Notional Amount: $25.5 Billion / Weighted Average Coupon: 6.35% As of 6/30/2016 – Total Notional Amount: $22.2 Billion / Weighted Average Coupon: 4.46% ($ in Millions) ($ in Millions) 1 1 1 2 Remaining callable hybrid notes are reflected at their expected call dates. The 6.45% and 7.7% callable hybrid notes maturing in 2047 were called in 2013. Enhanced Debt Maturity Profile Liability Management Actions Have Improved Maturity Profile and Reduced Weighted Average Coupon to 4.46% 1 1 1

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations

We use certain of our operating performance measures, as discussed beginning in the next paragraph below, to define our forward-looking financial targets as described on pages 4, 5, 6, 10 and 13. Our financial targets are provided based on management’s estimates. The most directly comparable GAAP financial targets would be heavily dependent upon results that are beyond management’s control and the outcome of these items could be significantly different than management’s estimates. Therefore, we do not provide quantitative reconciliations for these financial targets as we cannot predict with accuracy future actual events (e.g., catastrophe losses) and impacts from changes in macro economic market conditions, including the interest rate environment (e.g. estimate for DIB & GCM returns, fair value changes on PICC Investments, net reserve discount change and returns on alternative investments). We use the following operating performance measures because we believe they enhance the understanding of the underlying profitability of continuing operations and trends of our business segments. We believe they also allow for more meaningful comparisons with our insurance competitors. When we use these measures, reconciliations to the most comparable GAAP measure are provided on a consolidated basis. Operating revenue excludes Net realized capital gains (losses), income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes). Book Value Per Common Share Excluding Accumulated Other Comprehensive Income (AOCI), Book Value Per Common Share Excluding AOCI and Deferred Tax Assets (DTA) and Book Value Per Common Share Excluding AOCI and DTA and Including Dividend Growth are used to show the amount of our net worth on a per-share basis. We believe these measures are useful to investors because they eliminate items that can fluctuate significantly from period to period, including changes in fair value of our available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. These measures also eliminate the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Book Value Per Common Share. Book Value Per Common Share Excluding AOCI is derived by dividing Total AIG shareholders’ equity, excluding AOCI, by Total common shares outstanding. Book Value Per Common Share Excluding AOCI and DTA is derived by dividing Total AIG shareholders’ equity, excluding AOCI and DTA, by Total common shares outstanding. Book Value Per Common Share Excluding AOCI and DTA and including dividend growth is derived by dividing Total AIG shareholders’ equity, excluding AOCI and DTA, and including growth in quarterly dividends above $0.125 per share to shareholders, by Total common shares outstanding. After-tax operating income attributable to AIG is derived by excluding the following items from net income attributable to AIG. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that we believe to be common to the industry. For example, certain ratios and other metrics described below: deferred income tax valuation allowance releases and charges; changes in fair value of securities used to hedge guaranteed living benefits; changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized capital gains and losses; other income and expense — net, related to Corporate and Other run-off insurance lines; loss on extinguishment of debt; net realized capital gains and losses; non qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; Glossary of Non-GAAP Financial Measures AIG income and loss from divested businesses, including: gain on the sale of International Lease Finance Corporation (ILFC); and certain post-acquisition transaction expenses incurred by AerCap Holdings N.V. (AerCap) in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and related tax effects; legacy tax adjustments primarily related to certain changes in uncertain tax positions and other tax adjustments; non-operating litigation reserves and settlements; reserve development related to non-operating run-off insurance business; and restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization.

Return on Equity – After-tax Operating Income Excluding AOCI and Return on Equity – After-tax Operating Income Excluding AOCI and DTA are used to show the rate of return on shareholders’ equity. We believe these measures are useful to investors because they eliminate items that can fluctuate significantly from period to period, including changes in fair value of our available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. These measures also eliminate the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Return on Equity. Return on Equity – After-tax Operating Income Excluding AOCI is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI. Return on Equity – After-tax Operating Income Excluding AOCI and DTA is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI and DTA. Normalized Return on Equity, Excluding AOCI and DTA (Normalized ROE) further adjusts Return on Equity – After-tax Operating Income, excluding AOCI and DTA for the effects of certain volatile or market related items. We believe this measure is useful to investors because it presents the trends in our consolidated return on equity without the impact of certain items that can experience volatility in our short-term results. Normalized Return on Equity, Excluding AOCI and DTA is derived by excluding the following tax adjusted effects from Return on Equity – After-tax Operating Income, Excluding AOCI and DTA: the difference between actual and expected catastrophe losses; the difference between actual and expected alternative investment returns; the difference between actual and expected Direct Investment Book (DIB) and Global Capital Markets (GCM) returns; Fair value changes on PICC investments; Update of actuarial assumptions; Net reserve discount change; Life insurance incurred but not reported (IBNR) death claim charge; and Prior year loss reserve development. General operating expenses, operating basis, is derived by making the following adjustments to general operating and other expenses: include (i) loss adjustment expenses, reported as policyholder benefits and losses incurred and (ii) certain investment and other expenses reported as net investment income, and exclude (i) advisory fee expenses, (ii) non-deferrable insurance commissions, (iii) direct marketing and acquisition expenses, net of deferrals, (iv) non-operating litigation reserves and (v) other expense related to a retroactive reinsurance agreement. We also derive General operating expense savings on a gross basis, which represents changes during the period in General operating expenses, operating basis, before the effect of additional investments made during the period. We use general operating expenses, operating basis, because we believe it provides a more meaningful indication of our ordinary course of business operating costs. Glossary of Non-GAAP Financial Measures AIG Pre-tax operating income: includes both underwriting income and loss and net investment income, but excludes net realized capital gains and losses, other income and expense — net, and non-operating litigation reserves and settlements. Underwriting income and loss is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, acquisition expenses and general operating expenses. Ratios: We, along with most property and casualty insurance companies, use the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses, and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. Our ratios are calculated using the relevant information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios. Accident year loss and combined ratios, as adjusted: both the accident year loss and combined ratios, as adjusted, exclude catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events having a net impact in excess of $10 million each. Catastrophes also include certain man-made events, such as terrorism and civil disorders, that meet the $10 million threshold. We believe the as adjusted ratios are meaningful measures of our underwriting results on an on-going basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. We also exclude prior year development to provide transparency related to current accident year results. Accident year loss ratio, as adjusted (Adjusted for 2012-2015 Prior Year Development) further adjusts the Accident Year Loss Ratio, as adjusted to include the impact of the prior year reserve development recorded during 2012-2015 into each respective accident year. Commercial Insurance: Property Casualty and Mortgage Guaranty; Consumer Insurance: Personal Insurance

Glossary of Non-GAAP Financial Measures (continued) Pre-tax operating income and loss is derived by excluding the following items from pre-tax income and loss: loss on extinguishment of debt net realized capital gains and losses changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses income and loss from divested businesses, including Aircraft Leasing Corporate and Other net gain or loss on sale of divested businesses, including: gain on the sale of ILFC and certain post-acquisition transaction expenses incurred by AerCap in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and our share of AerCap’s income taxes; non-operating litigation reserves and settlements reserve development related to non-operating run-off insurance business; and restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization. Results from discontinued operations are excluded from all of these measures. Commercial Insurance: Institutional Markets; Consumer Insurance: Retirement and Life Pre-tax operating income is derived by excluding the following items from pre-tax income: changes in fair value of securities used to hedge guaranteed living benefits; net realized capital gains and losses; changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses; and non-operating litigation reserves and settlements Premiums and deposits: includes direct and assumed amounts received and earned on traditional life insurance policies, group benefit policies and life contingent payout annuities, as well as deposits received on universal life, investment type annuity contracts and mutual funds. Acronyms YTD – Year-to-date YoY – Year-over-year NPW – Net premiums written FX – Foreign exchange AOCI – Accumulated other comprehensive income DTA – Deferred tax assets PYD – Prior year loss reserve development NII – Net investment income GOE – General operating expenses, operating basis AYLR – Accident year loss ratio, as adjusted Normalized ROE – Consolidated Normalized ROE, Ex. AOCI & DTA Note: Amounts presented in billions may not foot due to rounding.

Non-GAAP Reconciliations Represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits. Represents transfer of the equity associated with discontinued/run-off businesses (primarily Life Insurance Companies run-off portfolios and pre-2012 structured settlements) to the legacy portfolio. Represents the allocation of financial debt to the Operating Portfolio at leverage of 20% for Non-Life Insurance Companies and 25% for Life Insurance Companies (calculated as Financial Debt + Hybrid Debt / Total Capital) by transferring in a portion of parent financial debt.

Non-GAAP Reconciliation – Pre-tax and After-tax Operating Income

Non-GAAP Reconciliation – Book Value Per Common Share and Return On Equity * Represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits.

Non-GAAP Reconciliation – Accident Year Combined Ratio, as Adjusted

Non-GAAP Reconciliation – Normalized ROE, Ex. AOCI & DTA1 Note: Normalizing adjustments are tax effected using a 35% tax rate and computed based on average normalized shareholders’ equity, excluding AOCI and DTA, for the respective period. Represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits.